UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2018

STRYKER CORPORATION

(Exact name of registrant as specified in its charter)

Michigan	000-09165	38-1239739
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2825 Airview Boulevard, Kalamazoo, Michigan	49002
(Address of principal executive offices)	(Zip Code)

(269) 385-2600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 30, 2018, Stryker Corporation (the “Company”) completed a public offering (the “Offering”) of €300,000,000 aggregate principal amount of the Company’s Floating Rate Notes due 2020 (the “Floating Rate Notes”), €550,000,000 aggregate principal amount of the Company’s 1.125% Notes due 2023 (the “2023 Notes”), €750,000,000 aggregate principal amount of the Company’s 2.125% Notes due 2027 (the “2027 Notes”) and €650,000,000 aggregate principal amount of the Company’s 2.625% Notes due 2030 (the “2030 Notes” and, collectively with the Floating Rate Notes, 2023 Notes and 2027 Notes, the “Notes”). The Notes were offered by the Company pursuant to its Automatic Shelf Registration Statement on Form S-3 (File No. 333-209526) and the Prospectus included therein, filed with the Securities and Exchange Commission on February 12, 2016 and supplemented by the Prospectus Supplement dated November 27, 2018.

In connection with the Offering, the Company entered into an Underwriting Agreement, dated November 27, 2018 (the “Underwriting Agreement”), among the Company, Barclays Bank PLC, BNP Paribas, Goldman Sachs & Co. LLC, J.P. Morgan Securities plc and the several other underwriters named in Schedule A thereto (collectively, the “Underwriters”), providing for the issuance and sale by the Company to the Underwriters of the Notes. The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides for customary indemnification by each of the Company and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities.

The Notes were issued under an Indenture, dated January 15, 2010 (the “Base Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the Fifteenth Supplemental Indenture, the Sixteenth Supplemental Indenture, the Seventeenth Supplemental Indenture and the Eighteenth Supplemental Indenture, each dated November 30, 2018, between the Company and the Trustee (collectively, the “Supplemental Indentures,” and the Base Indenture as so supplemented, the “Indenture”).

The 2023 Notes will bear interest at a rate of 1.125% per year, the 2027 Notes will bear interest at a rate of 2.125% per year, the 2030 Notes will bear interest at a rate of 2.625% per year and the Floating Rate Notes will bear interest at a rate equivalent to the 3-month EURIBOR plus 0.28% per year, provided, however, that the minimum interest rate for the Floating Rate Notes shall be zero. Interest on each of the 2023 Notes, 2027 Notes and 2030 Notes is payable on November 30 of each year, commencing on November 30, 2019. Interest on the Floating Rate Notes is payable on March 1, May 30, August 30 and November 30 of each year, commencing on March 1, 2019. The 2023 Notes will mature on November 30, 2023, the 2027 Notes will mature on November 30, 2027, the 2030 Notes will mature on November 30, 2030 and the Floating Rate Notes will mature on November 30, 2020.

The Company may redeem any series of the Notes at its option, in whole, but not in part, for cash, at any time prior to their respective maturities at a price equal to 100% of the outstanding principal amount of such Notes, plus accrued and unpaid interest to, but not including, the redemption date, if certain tax events occur that would obligate the Company to pay additional amounts as described in the Indenture. In addition, the Company may redeem each of the 2023 Notes, 2027 Notes and 2030 Notes prior to their respective maturities at the Company’s option for cash, any time in whole or from time to time in part, at redemption prices that include accrued and unpaid interest and the applicable make-whole premium, as specified in the Indenture. However, no make-whole premium will be paid for redemption of the 2023 Notes, 2027 Notes and 2030 Notes on or after the respective par call dates specified in the Indenture. The Floating Rate Notes are not redeemable at the Company’s option, other than following a tax event as described above.

The public offering price of the 2023 Notes was 99.884% of the principal amount, the public offering price of the 2027 Notes was 99.781% of the principal, the public offering price of the 2020 Notes was 98.988% of the principal amount and the public offering price of the Floating Rate Notes was 100.073% of the principal amount. The Company expects to receive net proceeds of approximately $2,527 million, after deducting the underwriting discount and its expenses related to the Offering. The Company intends to use these net proceeds for general corporate purposes, including the repayment of all of the $500 million principal amount outstanding of the Company’s 1.800% Notes due January 15, 2019 at maturity and the repayment of all of the $750 million principal amount outstanding of the Company’s 2.000% Notes due March 8, 2019 at maturity, as well as the repayment of any commercial paper then outstanding.

The Company may issue additional debt from time to time pursuant to the Indenture. The Indenture contains covenants that limit the Company’s ability to, among other things, incur certain liens securing indebtedness, engage in certain sale and leaseback transactions, and enter into certain consolidations, mergers, conveyances, transfers or leases of all or substantially all of the Company’s assets. Subject to certain limitations, in the event of the occurrence of both (1) a change of control of the Company and (2) a downgrade of the Notes below investment grade rating by both Moody’s Investors’ Services, Inc. and Standard & Poor’s Ratings Services within a specified time period, the Company will be required to make an offer to purchase the Notes at a price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest to, but not including, the date of repurchase.

The foregoing description of the Underwriting Agreement, the Base Indenture and the Supplemental Indentures does not purport to be complete and is qualified in its entirety by reference to the full text of such documents, which are filed as Exhibits 1.1, 4.1, 4.2, 4.3, 4.4 and 4.5 hereto, respectively, and incorporated herein by reference.

The Underwriters and their affiliates have performed, from time to time, and may in the future perform, various investment banking, commercial lending, financial advisory and other services for the Company for which they received or will receive customary fees and expenses.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth in Item 1.01 above with respect to the Notes is hereby incorporated by reference into this Item 2.03, insofar as it relates to the creation of a direct financial obligation.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

The agreements included as exhibits to this Current Report on Form 8-K contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties were made solely for the benefit of the other parties to the applicable agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in such agreement by disclosures that were made to the other party in connection with the negotiation of the applicable agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement.

The Company acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Current Report on Form 8-K not misleading.

(d) Exhibits

1.1	Underwriting Agreement, dated November 27, 2018, among Stryker Corporation, Barclays Bank PLC, BNP Paribas, Goldman Sachs & Co. LLC, J.P. Morgan Securities plc and the several other underwriters named in Schedule A thereto.

4.1	Indenture, dated January 15, 2010, between Stryker Corporation and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K, dated January 15, 2010 (Commission File No. 000-09165).

4.2	Fifteenth Supplemental Indenture (including the form of the note), dated November 30, 2018, between Stryker Corporation and U.S. Bank National Association, as trustee.

4.3	Sixteenth Supplemental Indenture (including the form of the note), dated November 30, 2018, between Stryker Corporation and U.S. Bank National Association, as trustee.

4.4	Seventeenth Supplemental Indenture (including the form of the note), dated November 30, 2018, between Stryker Corporation and U.S. Bank National Association, as trustee.

4.5	Eighteenth Supplemental Indenture (including the form of the note), dated November 30, 2018, between Stryker Corporation and U.S. Bank National Association, as trustee.

5.1	Opinion Letter of Skadden, Arps, Slate, Meagher & Flom LLP regarding the validity of the Notes.

5.2	Opinion Letter of Warner Norcross & Judd LLP regarding the validity of the Notes.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of Exhibit 5.1).

23.2	Consent of Warner Norcross & Judd LLP (included as part of Exhibit 5.2).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRYKER CORPORATION
(Registrant)

November 30, 2018	/s/ Glenn S. Boehnlein
Date	Glenn S. Boehnlein
Vice President, Chief Financial Officer